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                                                                   Exhibit 10.62

                         NORTHWEST AIRLINES CORPORATION

                       The Chairman's Long-Term Retention
                                       and
                                Incentive Program

Section 1. Purpose.

      Gary L. Wilson has served as a director of Northwest Airlines Corporation for over ten years and has held the positions of Chairman of the Board of Directors since April 1997 and Co- Chairman of the Board from 1991 to 1997. The Board of Directors desires to establish The Chairman's Long-Term Retention and Incentive Program (the "Program") in recognition of the significance of Mr. Wilson's contributions and performance as Chairman of the Board and his past and ongoing participation in the Company's major strategic decisions, matters relating to the Company's alliances and relationships with its alliance partners, and other matters of concern to the Board of Directors. The Board believes it is in the best interest of the Company to compensate Mr. Wilson for his services to the Company and to provide for his continued active leadership role in the Company's business affairs.

Section 2. Definitions.

      As used herein, the following terms shall have the meanings set forth below:

      2.1 "Acknowledgment" shall mean the Acknowledgment in the form attached hereto pursuant to which the Company acknowledges the grant of the Award to the Chairman on the terms and conditions set forth herein and the Chairman accepts the Award on such terms and conditions.

      2.2 "Administrator" shall mean the Chairman of the Compensation and Stock Option Committee of the Board or any successor committee.

      2.3 "Award" shall mean the phantom stock unit award granted to the Chairman as of the Effective Date pursuant to Section 5 hereof on the terms and conditions set forth herein.

      2.4 "Board" shall mean the Board of Directors of the Company.

      2.5 "Chairman" shall mean Gary L. Wilson.

      2.6 "Common Stock" shall mean the common stock, par value $.01 per share of the Company.

      2.7 "Company" shall mean Northwest Airlines Corporation and any successor thereof by way of merger, consolidation, sale of assets or otherwise.


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      2.8 "Disability" shall mean the Chairman's physical or mental condition which prevents continued performance of his duties as a member of the Board and for which the Chairman establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Chairman's life or is likely to be of at least three (3) years' duration.

      2.9 "Effective Date" shall mean June 24, 1999.

      2.10 "Fair Market Value" shall mean, with respect to a share of Common Stock, the average closing sale price of Common Stock as reported on the NASDAQ National Market for the trading days that occur during the applicable Valuation Period.

      2.11 "Performance Objectives" shall mean those individual objectives which are to be established for each Performance Period pursuant to Section 5.2 hereof and which, if satisfied, will cause the vesting of the Units in accordance with
Section 5.3.

      2.12 "Performance Period" shall mean each calendar year during the ten
(10) year period commencing on January 1, 1999 and ending on December 31, 2008.

      2.13 "Proration Fraction" shall mean a fraction, the numerator of which is the number of days in any calendar year up to and including the date on which a Termination Event occurs and the denominator of which is 365.

      2.14 "Termination Event" shall mean the time when the Chairman ceases to be a member of the Board for any reason other than the death or Disability of the Chairman.

      2.15 "Unit" shall mean a phantom stock unit which represents, when vested, the right to receive a payment in cash equal to the Fair Market Value of a share of Common Stock.

      2.16 "Valuation Period" shall mean: (a) with respect to any Unit that vests in accordance with Section 5.3(a) hereof, the last ten (10) trading days of the applicable Performance Period, or (b) with respect to any Unit that vests in accordance with Section 5.3(b) or Section 5.3(c) hereof, the ten (10) trading days immediately preceding the Termination Event or the Chairman's death or Disability (as the case may be).

      2.17 "Vesting Date" shall mean with respect to any Unit the date on which such Unit vests in accordance with Section 5.3 hereof.

Section 3. Term of Program.

      The Program was approved by the Board of Directors of the Company on the Effective Date and the Award will become effective as of the Effective Date upon the execution and delivery of the Acknowledgment. The Program shall remain in effect until all Units comprising the Award have vested or been canceled in accordance with the provisions hereof.


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Section 4. Administration of the Program.

      The Program shall be administered by the Administrator. The Administrator in its sole discretion shall have full and absolute power and authority to (a) determine the Performance Objectives for each Performance Period; (b) determine whether the Performance Objectives for each Performance period have been satisfied; (c) determine whether, to what extent and under what circumstances amounts payable with respect to the Award shall be deferred at the election of the Chairman; (d) waive, amend or modify the Performance Objectives for any Performance Period; (e) interpret the provisions of the Program; and (f) take all action necessary or appropriate to administer the Program. All decisions, determinations, interpretations or other actions by the Administrator shall be final and binding on the Chairman, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Program or the Award.

Section 5. The Award.

      5.1 Grant of Award. For good and valuable consideration, the Company grants to the Chairman an award of 400,000 Units upon the terms and conditions set forth herein.

      5.2 Performance Objectives. The Administrator shall in its sole discretion establish the Performance Objectives for each Performance Period during the initial three (3) months of the applicable Performance Period, provided that with respect to the Performance Period ending December 31, 1999, the Performance Objectives shall be established promptly following approval of the Program by the Board of Directors. The Performance Objectives are intended to measure the Chairman's performance and contribution during the Performance Period with respect to identified key strategic objectives pertaining to the Company's business affairs. A copy of the Performance Objectives for each Performance Period shall be provided in writing to the Chairman at the time such Performance Objectives are established.

      5.3 Vesting. The rights of the Chairman with respect to the Units shall remain forfeitable at all times prior to the date on which such Units become vested in accordance with this Section 5.3. Subject to the provisions contained herein, the Units shall vest as follows:

            (a) So long as no Termination Event has occurred during a Performance Period and the Performance Objectives for such Performance Period have been satisfied as determined by the Administrator pursuant to subsection (d) hereof, 40,000 Units shall vest on the last day of such Performance Period.

            (b) If a Termination Event shall occur during a Performance Period, the Administrator shall determine pursuant to subsection (d) hereof whether the Performance Objectives for the portion of the Performance Period prior to the occurrence of the Termination Event have been satisfied, taking into account the reduced time period. If the Performance Objectives are determined to have been met, the number of Units which shall vest with respect to such Vesting Period shall equal 40,000 multiplied by the Proration Fraction. Such Units shall vest on the date such determination is communicated


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      to the Chairman pursuant to subsection (d) hereof. Any remaining Units that have not vested in accordance with this Section 5.3 shall be canceled immediately upon any such Termination Event and the Chairman shall have automatically forfeited any rights to such unvested Units as of the date of such Termination Event.

            (c) All outstanding Units (to the extent not theretofore vested) shall automatically vest in full upon the death or Disability of the Chairman.

            (d) During the last thirty (30) days of each Performance Period or the thirty (30) days following a Termination Event (as the case may be), the Administrator shall determine whether the Performance Objectives for such Performance Period have been satisfied and shall communicate such decision to the Board and to the Chairman. In making such determination, the Administrator shall discuss with the Chairman his performance and contributions to the Company and on its behalf during the Performance Period and his participation during such period with respect to the key strategic objectives of the Company identified in the Performance Objectives. In addition, the Administrator may consult with those Company officials and Board members the Administrator deems appropriate.

      5.4 Payment. Within thirty (30) days after each Vesting Date, the Company shall pay to the Chairman an amount in cash equal to the Fair Market Value of all Units which vest in accordance with Section 5.3 hereof on such Vesting Date.

      5.5 Tax Withholding. The Company shall have the power and the right to deduct or withhold an amount in cash sufficient to satisfy federal, state and local taxes required by law to be withheld in connection with any payment made hereunder.

      5.6 No Payment of Dividends or Dividend Equivalents. The Chairman shall not be entitled to receive dividend or dividend equivalents with respect to the Units.

      5.7 Deferral of Payment. Subject to the consent of and the terms and conditions imposed by the Company, the Chairman may defer receipt of any amount otherwise payable hereunder.

Section 6.  General Provisions.

      6.1 Equitable Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination or other change in the corporate or capital structure of the Company affecting its Common Stock, the number of Units granted hereunder which remain unvested at the time of such event shall be equitably adjusted to prevent dilution or enlargement of the Chairman's rights hereunder and, if necessary, provision shall be made for the substitution for the Units of new phantom stock units related to the securities of a successor employer corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities; provided that the total number of Units granted hereunder shall always be a whole number.


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      6.2 Transferability. Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment, hypothecation or other disposition of the Units contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect.

      6.3 Program Does Not Confer Stockholder Rights. Neither the Chairman nor any person entitled to exercise the Chairman's rights under the Program in the event of the Chairman's death shall have any of the rights of a stockholder of the Company with respect to the Units.

      6.4 Rights of the Chairman. Nothing contained in the Program or with respect to the Award shall interfere with or limit in any way the right of the stockholders of the Company to remove the Chairman from the Board pursuant to the bylaws of the Company, nor confer upon the Chairman any right to continue in the service of the Company as a director.

      6.5 Unfunded Status of Program. The Program is intended to constitute an "unfunded" plan for incentive compensation and the Award is intended to be an "unfunded" incentive compensation arrangement. Nothing contained herein shall give the Chairman nor any person entitled to exercise the Chairman's rights under the Program in the event of the Chairman's death any rights that are greater than those of a general creditor of the Company.

      6.6 Amendment. The Administrator shall have broad authority to amend the Program to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments and may amend the terms of the Award, provided that no such amendment shall impair the rights of the Chairman without his consent.

      6.7 Governing Law. The validity, construction, interpretation, administration and effect of the Program shall be governed by the substantive laws, but not the choice of law rules, of the State of Minnesota.

      6.8 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Program.

                                                    Approved as of June 24, 1999


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                                  Attachment A

                                 ACKNOWLEDGMENT

      This ACKNOWLEDGMENT (the "Acknowledgment") is made as of this __ day of ___________, 1999 by and between Northwest Airlines Corporation, a Delaware corporation (the "Company") and Gary L. Wilson (the "Chairman") pursuant to The Chairman's Long-Term Retention and Incentive Program (the "Program"). The purpose of this Acknowledgment is to evidence the grant to the Chairman of the Award described in the Program pursuant to the provisions of the Program.

      Accordingly, for good and valuable consideration, the parties agree as follows:

      Section 1. Acknowledgment; Acceptance. The Company acknowledges and confirms that the Award representing a 400,000 phantom stock unit award described in the Program was granted to the Chairman as of the Effective Date on the terms and conditions set forth in the Program and the Chairman accepts the Award on such terms and conditions. The Award and this Acknowledgment are subject to the provisions of the Program which are incorporated herein by reference as the same may be amended from time to time in accordance with the provisions of the Program. The Chairman acknowledges that he has received a copy of the Program (a copy of which is attached hereto). All terms not defined in this Acknowledgment shall have the meanings given to them in the Program.

      Section 2. Governing Law. The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Acknowledgment and the Program regardless of the law that might be applied under principles of conflicts of laws.

      Section 3. Jurisdiction. Any suit, action or proceeding against the Participant with respect to this Acknowledgment, the Program or the Award, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, and the Chairman hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

      Section 4. Notices. All notices and other communications relating to the Program, this Acknowledgment or the Award shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

            (a)   If to the Company, to it at the following address:

                  Northwest Airlines Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota 55111-3034
                  Attn: Executive Vice President - Alliances,
                        General Counsel & Secretary


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            (b)   If to the Chairman, to him at the address set forth below
                  under his signature;

or at such other address as either the Company or the Chairman shall from time to time specify by notice in writing to the other.

      Section 5. Counterparts. This Acknowledgment may be executed by the parties in two or more counterparts.

      IN WITNESS WHEREOF, this Acknowledgment has been executed and delivered by the parties hereto.

NORTHWEST AIRLINES CORPORATION

By: _____________________________
    Frederic V. Malek
    Program Administrator


ACCEPTED AND AGREED:

__________________________________
Gary L. Wilson

Address:
300 Delfern Drive
Los Angeles, CA 90077


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